Exhibit 10.21

EXECUTION VERSION

Date: October 29, 2018

Differential Brands Group Inc. (herein “Client Representative”)

American Marketing Enterprises Inc.

Briefly Stated, Inc.

F&T Apparel LLC

GBG-BCBG LLC

GBG Accessories Group LLC

GBG Beauty LLC

GBG Denim USA LLC

GBG Jewelry Inc.

GBG Socks LLC

GBG West LLC

KHQ Investment LLC

Rosetti Handbags and Accessories, Ltd.

VZI Investment Corp.

264 West 40th Street

New York, New York 10018

DEFERRED PURCHASE FACTORING AGREEMENT

Ladies and Gentlemen:

We are pleased to confirm the terms and conditions that will govern our funds in use accounting, non-borrowing, notification, receivables management arrangement with each of you (the “Agreement”). This Agreement is intended to set forth the terms and provisions pursuant to which we shall handle each of your existing and future sales and shall be effective as of the date hereof (the “Effective Date”). For all purposes hereof, this Agreement shall apply to each of you, and the terms “you” and “your”, and terms of like import appearing herein, in each instance shall mean each of you, except as may be otherwise specifically noted.

Each of you has requested that we make available the receivables management and related financial accommodations provided for in this Agreement. Your business is a mutual and collective enterprise, and you believe that the consolidation of all receivable management and related financial accommodations under this Agreement will ease the administration of your receivables management arrangement with us, all to your mutual advantage. In order to utilize your financial powers in the most efficient and economical manner, and in order to facilitate the factoring of your Accounts, we will make receivables management and financial accommodations to you on a combined basis in accordance with the provisions set forth in this Agreement. Our willingness to administer your collateral security therefor on a combined basis as more fully set forth in this Agreement is done solely as an accommodation to you and at your request and in furtherance of your mutual and collective enterprise. This is a joint contract between us and each of you and each of you is hereby deemed to enter into an agreement with us on the terms conditions contained herein, as amended; however, all Obligations, reporting, minimum fees and other provisions are hereby consolidated for the purposes of this joint agreement.

CIT Commercial Services

11 West 42nd Street

New York, NY 10036                                          t: 212.461.5200

1.     ASSIGNMENT OF ACCOUNTS

Except as otherwise provided herein, you hereby assign to us for purposes of collection only, all accounts arising from your sales of inventory or rendition of services to each of your customers (collectively, the “Accounts” and individually, an “Account”), including those under any trade names, through any divisions and through any selling agent. We acknowledge and agree that, except as otherwise expressly provided herein, all Accounts and all proceeds thereof are your sole property and, pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), between you and Spring Funding, LLC (the “SPV”), the Accounts shall be sold, transferred, assigned and contributed to the SPV. We further acknowledge that pursuant to that certain Receivables Purchase Agreement (“RPA”), dated as of the date hereof, among the SPV,  PNC Bank, National Association as agent (the “Agent”) and the other purchasers party thereto (the “Purchasers”), the SPV has transferred the Accounts to the Agent and granted a Lien on the Accounts to the Agent, in each case, for the benefit of the Purchasers. We further agree that we shall not challenge, contest or seek to avoid the rights of the SPV under the Purchase Agreement, including without limitation, the ownership and first priority Lien in the Accounts of the SPV or the rights of the Agent and the Purchasers under the RPA including, without limitation, the ownership and first priority Lien on the Accounts of the Agent for the benefit of the Purchasers thereunder, and except as expressly set forth in Sections 5, 7 and 9 of the Agreement (the “Purchase Provisions”), we shall not file, suffer or permit to take a Lien in the Accounts or otherwise obtain or possess any collections on the Accounts, including by virtue of setoff, recoupment or other similar action (which to the extent received, you hereby direct, and we hereby agree, we shall immediately turnover to the Agent). Except in connection with the full transfer and purchase of Accounts and the payment of the Purchase Price in connection therewith pursuant to the Purchase Provisions, all references to “assign” and “assignment” in this Agreement shall be deemed to mean the assignment to us for the limited purposes of providing receivables management and related financial accommodations as set forth in this Section 1 and not the transfer of ownership or the granting of any Lien over the Accounts.

For all purposes of this Agreement, we shall be entitled to unconditionally and exclusively rely on the Client Representative designation of such Accounts and verification that all such Accounts constitute “Eligible Receivables”, as such term is defined in the Purchase Agreement and we shall not be responsible or liable to you and/or any third party for noncompliance with any such requirements. We shall have no obligation to verify or monitor compliance with any such requirements. Your submission of Accounts to us pursuant to this Agreement shall constitute your representation and warranty to us that such Accounts comply in all respects with the above-mentioned requirements. For all purposes hereof, except to the extent otherwise provided herein, you hereby appoint us as your agent to collect all Accounts, to monitor and report on all collections in respect of the Accounts, and to perform all tasks and duties that may be necessary or advisable for carrying out of the transactions contemplated by this Agreement. Further in this regard, you also hereby authorize us to take any and all steps, in your name, or in our name, which we deem necessary or desirable to collect all amounts due or to become due under any and all of the Accounts. Such actions shall be taken by us, subject to the rights of the SPV and the Agent unless and until the Accounts are purchased by us hereunder. We shall keep records covering the transactions contemplated by this Agreement, including the identity and collection status of each Account and collections in respect thereof.

2.     CREDIT APPROVAL

2.1. Requests for credit approval for all of your orders must be submitted to our Credit Department via computer by either: (a) On-Line Terminal Access, or (b) Electronic Batch Transmission. If you are unable to submit orders via computer, then orders can be submitted over the phone, by fax or in writing. All credit decisions by our Credit Department (including approvals, declines and holds) will be sent to the Client Representative daily by a Credit Decisions Report, which constitutes the official record of our credit decisions. Credit approvals will be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in our credit approval. Credit approval of any Account may be withdrawn by us any time before delivery is made or services are rendered.

2.2. We assume the Credit Risk on each Account approved in the Credit Decision Report. “Credit Risk” means the customer’s failure to pay the Account in full when due on such Account’s longest maturity solely because of its financial inability to pay and for no other reason. If there is any change in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services (other than accepting returns and granting allowances as provided in Section 8 below), you must submit a change of terms request to us, and, if such pertains to a CIT Risk Account, then we shall advise you (by posting such information electronically, or if by email or verbally, by confirming electronically) of our decision either to retain the Credit Risk or to withdraw the credit approval. Accounts on which we bear the Credit Risk are referred to collectively as “CIT Risk Accounts”, and individually as a “CIT Risk Account”. Accounts on which you bear some or all of the risk as to credit are referred to collectively as “Client Risk Accounts”, and individually as a “Client Risk Account”.

2.3.  We shall have no liability to you or to any person, firm or entity (including the SPV, the Agent or the Purchasers) for declining, withholding or withdrawing credit approval on any order. If we decline to credit approve an order and furnish to you (by posting such information electronically, or if by email or verbally, by confirming electronically) any information regarding the credit standing of that customer, such information is confidential and you agree not to reveal same to the customer, your sales agent or any third party. You agree that we have no obligation to perform, in any respect, any contracts relating to any Accounts.

3.     INVOICING

You agree to place a notice (in form and content acceptable to us) on each invoice and invoice equivalent that we are entitled to collect the Account as collection agent and to take all necessary steps so that payments and remittance information with respect to Accounts are directed to the lockbox with respect to payments sent by U.S. mail for deposit into the Blocked Account or by direct wire to the Blocked Account. In accordance with the terms and provisions of the Lockbox Agreement between us of even date herewith (the “Lockbox Agreement”), you agree, and you will cooperate to insure, that we shall have full access to the lockbox to obtain all invoices, or their equivalents, and we will be promptly mailed or otherwise transmitted such items by you to your customers at your expense. You will provide us with copies of all invoices (or the equivalent thereof if the invoices were sent electronically), confirmation of the assignment of the Accounts to us and proof of shipment or delivery, all as we may reasonably request. If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to those Accounts. For all purposes hereof: (a) the term “Blocked Account” shall mean account #8026417724 maintained at the Blocked Account Bank (for such other bank account identified in writing from time to time) and (b) the term “Blocked Account Bank” shall mean PNC Bank, NA.

4.     REPRESENTATIONS AND WARRANTIES

4.1. You represent and warrant that as of the related Purchase Date (as defined in section 5 below): each Account is based upon a bona fide sale and delivery of inventory or rendition of services made by you in the ordinary course of business; the inventory being sold and the Accounts created are (before giving effect to the Purchase Agreement and the RPA) your exclusive property and that upon our purchase of any Accounts of a customer pursuant to the Purchase Provisions, all Accounts due and to become due from the customer involved are not, and will not be, subject to any lien, consignment arrangement, encumbrance, claim or security interest (a “Lien”) other than in our favor and any Lien granted pursuant to the Purchase Agreement and the RPA; all amounts are due in United States Dollars; all original invoices bear notice of the appropriate payment instructions in accordance with Section 3 above; any taxes or fees relating to your Accounts or inventory are solely your responsibility; and none of the Accounts assigned to us hereunder represent sales to any subsidiary, affiliate or parent company. You also warrant and represent that: your customers have accepted the goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account, other than as to returns and allowances as provided in Section 8 below (the foregoing being referred to in this Agreement as “Customer Claims”); you and, to your knowledge, your affiliates are not Blocked Persons (as defined in Section 18.6 below); and no Account is due from a Blocked Person. Notwithstanding Section 1, you shall not assign to us any Account due from a Blocked Person.

4.2. You further represent and warrant that (i) your legal name is exactly as set forth on the signature page of this Agreement, that Differential Brands Group Inc., F&T Apparel LLC, GBG Accessories Group LLC,  GBG Beauty LLC, GBG-BCBG LLC, GBG Denim USA, LLC, GBG Jewelry Inc., GBG Socks LLC, GBG West LLC,  KHQ Investment LLC, Rosetti Handbags and Accessories, Ltd. and VZI Investment Corp. are each a duly organized and validly existing business organization formed or registered in the State of Delaware, and American Marketing Enterprises Inc., and Briefly Stated Inc. are each a duly organized and validly existing business organization incorporated or registered in the State of New York; (ii) are qualified to do business in all states where required; and (iii) the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements.  You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time, including financial statements as of the end of each fiscal year.

4.3. You agree that you will promptly notify us of any change in your: name, state of incorporation or registration, location of your chief executive office, place(s) of business, and legal or business structure. Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of significant lawsuits or proceedings against you.

4.4. You represent and warrant to us that: (i) the client customer number (or equivalent client customer identifier) (“Client Customer Number”) that you provide with respect to each order that you submit to us hereunder correctly identifies the legal entity of the customer obligor on each such order, (ii) the Client Customer Number that you provide with respect to each Account that you assign to us hereunder correctly identifies the legal entity of the account debtor on each such Account, (iii) the other client customer identifying information, such as customer name and address (collectively, “Customer Identifying Information”), that you provide with respect to each order that you submit to us hereunder correctly identifies the legal entity of the customer obligor on each such order, and (iv) the Customer Identifying Information that you provide with respect to each Account that you assign to us hereunder correctly identifies the legal entity of the account debtor on each such Account.  Without in any way limiting our rights hereunder, we may withdraw credit approval of any order with respect to which there is a breach of the representations and warranties set forth in clauses (i) or (iii) immediately above.  You agree that: (i) you shall follow our instructions given to you in respect of how you shall submit orders to us hereunder and how you shall assign Accounts to us hereunder, (ii) we shall be entitled to rely upon your provision of Client Customer Numbers and Customer Identifying Information with respect to orders you submit to us hereunder and Accounts you assign to us hereunder, and we shall have no responsibility to you as a result of any errors or omissions with respect to such provision; provided,  however, that we shall have the right at any time, but shall not be obligated, in our sole discretion to re-categorize any orders and any Accounts with respect to which we determine the Client Customer Number that you provided to us does not correctly correspond to the Customer Identifying Information you provided to us for the orders and the Accounts so concerned.

4.5. Any breach of Section 4.2 or 4.3 above shall not impair, limit or otherwise abrogate our obligations under the Purchase Provisions, unless such breach in any way impairs our ability to take ownership or be granted a first priority perfected security interest in any Account purchased by us hereunder.

4.6. Pursuant to the RPA,  SPV has engaged Differential Brands Group Inc. as servicer and as SPV’s agent and has authorized Differential Brands Group Inc. to act in accordance with the terms of this Agreement on its behalf as owner of the Accounts and we may rely upon such authorization in our dealings with you hereunder.

5.     PURCHASE OF ACCOUNTS

Except as otherwise provided herein, we shall purchase CIT Risk Accounts from the SPV on each applicable Purchase Date, subject to and in accordance with Sections 7.2 and 9.1 below, for the gross amount of the respective invoices, less: trade and cash discounts allowable to, or taken by, your customers, credits, cash on account and allowances and all amounts paid, collected or otherwise recovered prior to our purchase in respect of the customer’s invoices (“Purchase Price”). Our purchase of those Accounts will be effective concurrently with the payment by us in immediately available funds directly to the Blocked Account of the Purchase Price and such payment shall be reflected on the Statement of Account (defined in Section 10 below) which we shall make available to you, which will also reflect all credits and discounts made available to your customers.  No purchase or sale of any Accounts shall be effective hereunder prior to the payment of the Purchase Price.  We hereby acknowledge and agree that we shall not take or claim any Lien on any Account (or collections thereof) unless and until we have purchased such Account pursuant to the Purchase Provisions and have made payment of the Purchase Price in immediately available funds to the Blocked Account.

6.     ADVANCES

We do not expect to advance funds to you (or the SPV or the Agent) hereunder prior to the collection of the Accounts, but we may do so at your request in our sole discretion, subject to such additional terms and conditions as we may reasonably request.  All amounts you owe us, including all advances to you and any debit balance in your respective Client Position Accounts (defined in Section 10 below), and any Obligations, are payable on demand.

7.     PAYMENT OF ACCOUNTS

7.1. All payments received in the Blocked Account in respect of the Accounts will be promptly applied to your account with us after crediting your customer’s account.   The Blocked Account shall be subject to the Blocked Account Agreement to be entered into between you, the Blocked Account Bank, the SPV and the Agent (as amended and supplemented, the “Blocked Account Agreement”). With respect to any CIT Risk Account that has become past due, or with respect to which a customer has undergone an adverse change in its financial condition or business prospects, or has called a meeting of creditors or ceased to do business, we shall have the right at any time in such an instance, at our sole option, to purchase the Accounts of the customer from the SPV (which right shall be in addition to our obligation, if any, to purchase such Account pursuant to the Purchase Provisions), subject to Section 9.1 below, by paying the Purchase Price of the customer’s CIT Risk Accounts to the Blocked Account, regardless of whether payment on such CIT Risk Accounts has been received from the customer, and regardless of whether any of the circumstances described in Section 7.2 below have occurred. The Blocked Account Agreement shall additionally provide, among other considerations, for the receipt by us, in form and substance and in a timely manner acceptable to us in all respects, of all such information as we may require in order for us to fully comply with and perform under this Agreement.

7.2. We shall pay the amount of the Purchase Price of any CIT Risk Account to the Blocked Account as of the earlier of the following dates:

(a)     the date of the CIT Risk Account’s longest maturity if a proceeding or petition is filed by or against the customer under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the customer; or

(b)     the last day of the third month following the longest maturity date of the CIT Risk Account if such Account remains unpaid as of said date without the occurrence of any of the events specified in clause (a) above.

If we have purchased any CIT Risk Account and such Account was not paid for any reason other than Credit Risk, we shall reverse the credit and chargeback the Account accordingly and such Account shall then be deemed to be a Client Risk Account.

7.3  Concurrently and automatically, upon the actual receipt of payment by us in the Blocked Account accordance herewith of the Purchase Price for any CIT Risk Accounts, we shall purchase from the SPV, and you shall cause the SPV to transfer absolute ownership to us of, all such CIT Risk Accounts.  A mere entry on our books of payment or the creation of a credit balance shall not itself constitute receipt of payment for such purposes.

8.     CUSTOMER CLAIMS AND CHARGE BACKS

8.1. You must notify us promptly of any matter affecting the value, enforceability or collectibility of any Account and of all Customer Claims. You agree to promptly issue credit memoranda or otherwise adjust the customer’s account upon accepting returns or granting allowances. For full invoice credit memoranda, you agree to send duplicate copies thereof to us and to confirm their assignment to us. We shall cooperate with you in the adjustment of

Customer Claims, but we retain the right to adjust Customer Claims on CIT Risk Accounts directly with customers, upon such terms as we in our sole discretion may deem advisable.

8.2. We may at any time charge back to your account the amount of: (a) any CIT Risk Account which is not paid in full when due for any reason other than Credit Risk; (b) any CIT Risk Account which is not paid in full when due because of an act of God, civil strife, or war; (c) anticipation (interest) deducted by a customer on any Account; (d) Customer Claims; (e) any Client Risk Account which is not paid in full when due; and (f) any Account for which there is a breach of any representation, warranty or covenant. We shall not bear the Credit Risk on any Account charged back to you. We shall immediately charge any deduction taken by a customer to your account.

8.3. We may at any time charge to your account (but in no event shall we setoff against collections on the Accounts prior to our purchase thereof), the amount of: (a) payments received on Client Risk Accounts which we are required at any time to turnover or return (including preference claims); (b) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on CIT Risk Accounts; (c) expenses, receivables management fees and attorneys’ fees incurred by us in collecting or attempting to collect any Client Risk Account or any Obligation (defined in Section 12 below); (d) our fees for handling collections on Client Risk Accounts which you have requested us to process, as provided in the Guide (see Section 18.2 below); and (e) any loss, liability, claim or expense covered by the indemnity in the immediately following sentence. You shall each indemnify us for, and hold us harmless against, and we may charge your account for, any loss, liability, claim or expense of any kind (including attorneys’ fees and disbursements) arising from: (i) any Customer Claims, (ii) any claim for a return of any payment on or relating to any Client Risk Account, (iii) any breach of your representation and warranty set forth in Section 4.1 above, to the effect that upon our purchase of any Accounts of a customer, all such Accounts from the customer involved, whether due or to become due, shall not be subject to any lien, consignment arrangement, encumbrance, claim or security interest other than in our favor, or (iv) any other matter, except for any claim for a return of any payment on or relating to any CIT Risk Account. The foregoing indemnity shall survive any termination of this Agreement.

9.     HANDLING AND COLLECTING ACCOUNTS; RETURNED GOODS

9.1 Upon our purchase of any CIT Risk Account, we may, at our sole election, also purchase from the SPV at the Purchase Price any other present and future CIT Risk Accounts of the same customer, due and to become due. With respect to all Accounts of the customer that we purchase from the SPV pursuant to this Agreement, however, other than the CIT Risk Accounts (collectively, the “Non-CIT Risk Purchased Accounts”), we shall have no obligation to you or the SPV to pay the Purchase Price therefor in accordance with Section 7.2 above, and we shall be obligated to pay the SPV the Purchase Price for the Non-CIT Risk Purchased Accounts only upon and to the extent of our receipt of payment thereof from the customer, subject to the final sentence of this Section and after first deducting from such Purchase Price your pro rata allocated share of any costs, fees and expenses paid or incurred by us in connection with our obtaining such payment from the customer. Upon our purchase of the Accounts of any customer, we shall have the right to: (a) bring suit, or otherwise enforce collection thereof, in your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in part, any amounts owing, and (d) issue credits in your name or ours. You agree to fully cooperate with us and comply with our instructions in order to enforce our rights and interests in and to the purchased Accounts in the underlying goods, including all returned, rejected or repossessed inventory (“Returned Goods”). To the extent applicable, you waive any and all claims and defenses based on suretyship. In the event any suit or proceeding may be instituted to collect from a customer obligated on purchased Accounts, you agree to cooperate fully with us and our counsel in prosecuting the same. If moneys are due and owing from a customer for both CIT Risk Accounts and Client Risk Accounts, you agree that any payments or recoveries received on purchased Accounts may be applied first to reduce our liability to you on any CIT Risk Accounts.

9.2 You will promptly notify us upon your granting or issuing a discount, credit or allowance with respect to any Account; provided however, that following our purchase of any Accounts in accordance with this Agreement, any discounts, credits or allowances granted or issued by you with respect to any Accounts of a customer shall only occur with our prior written consent and shall reduce any Credit Risk we may have pertaining to such Accounts by an equal dollar amount. You must immediately notify us if you receive any checks, cash, notes or other documents or instruments, proceeds or property received with respect to the Accounts and promptly deliver the same to the Blocked Account Bank, for deposit into the Blocked Account. The Blocked Account Bank may endorse your name on any such check, draft, instrument or document. You hereby further represent and warrant to us that upon our purchase of any Accounts by us pursuant to the Purchase Provisions set forth in this Agreement, such Accounts: (i) shall be free and clear of any Liens (including any Liens of the SPV or Agent); and (ii) the SPV shall have sold, assigned and transferred to us as absolute owner all of its right, title and interest thereto and therein.

9.3 You must immediately notify us if you receive, whether in the Blocked Account or otherwise, from any of your customers any checks, cash, wire transfers, ACH transfers, notes or other documents or instruments, proceeds or property that do not relate to the Accounts (collectively, “Non-Assigned Customer Payments”).  You will provide us with any information that we may reasonably request with respect to the Non-Assigned Customer Payments.  In the event that we determine that any of such Non-Assigned Customer Payments should have been remitted to us, then you shall deliver same to us or an amount equivalent therefor in accordance with our instructions within seven (7) business days of our request.  You shall pay to us a late fee of $50.00 per day for each business day we have not received such Non-Assigned Customer Payments (or an amount equivalent therefor) beyond such seven (7) business day period.  We may endorse your name on any of the Non-Assigned Customer Payments.  We shall have no liability to you for, and you waive any claim which you may have at any time against us, in the event any of your customers make payments to any of our Post Office Boxes, any of our bank accounts and/or any of our street addresses unless any such payments are made as the sole and direct result of our gross negligence or willful misconduct.  Following our sole determination that any such payments belong to you or the SPV, we shall promptly remit an amount equivalent to such payments to the Agent.

10.    STATEMENT OF ACCOUNT

Periodically we shall make available to the Client Representative, the SPV and the Agent certain reports reflecting Accounts for which we have acted as your collection agent, advances made, if any, fees and charges and all other financial transactions between us during the applicable period (“Reports”). The Reports that shall be made available to you (and the SPV and the Agent) include a Statement of Account reflecting transactions in three sections: Accounts Receivable, Client Position Account and Funds In Use. The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us unless we receive your written statement of exceptions within thirty (30) days after same are made available to you.

11.    PURCHASE OF ACCOUNTS AND GRANT OF SECURITY INTEREST

11.1. Concurrently and automatically with our purchase of any Account on the Purchase Date in accordance with the Purchase Provisions,  you shall cause the SPV to assign in absolute ownership and grant to us a first and paramount security interest in: (a) all such purchased Accounts, as well as any related instruments, documents, chattel paper (including electronic chattel paper) and any other obligations owing to you of the customer; (b) unpaid seller’s rights (including rescission, repossession, replevin, reclamation and stoppage in transit) with respect to such purchased Accounts; (c) rights to any inventory represented by the foregoing, including Returned Goods; (d) guarantees, collateral, supporting obligations and letter of credit rights with respect to the foregoing (other than any letter of credit that names the Agent as the beneficiary thereof); (e) insurance policies, proceeds or rights relating to the foregoing; (f) cash and non-cash proceeds of the foregoing; and (g) Books and Records (defined in Section 13 below) evidencing or pertaining to the foregoing (herein collectively, the “Collateral”).

11.2. You agree to comply with all applicable laws to perfect our security interest in Collateral pledged to us hereunder, and to execute such documents as we may require to effectuate the foregoing and to implement this Agreement. You, on behalf of yourselves and the SPV, irrevocably authorize us to file financing statements, and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the Collateral, as more fully described above and you hereby ratify and confirm on behalf of yourselves and the SPV, any and all financing statements, amendments and continuations with respect thereto hereafter filed by us pursuant to the foregoing authorization; provided that we shall not, and this authorization does not include, filing financing statements in a form that impairs in any manner the Lien and ownership interest of the SPV or the Agent in Accounts not purchased hereunder.

12.    OBLIGATIONS SECURED

The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement now or hereafter between us, by operation of law or otherwise (“Obligations”). Obligations also includes indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor or issued by us on your behalf. Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.

13.    BOOKS AND RECORDS AND EXAMINATIONS

13.1. You agree to maintain such Books and Records concerning the assigned Accounts as we may reasonably request and to reflect our ownership of any Accounts purchased by us in accordance in accordance with the Purchase Provisions.  “Books and Records” means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located.

13.2. Upon our reasonable request, you agree to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof. Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary. To cover our costs and expenses of any such examinations, we shall charge you our then prevailing fee, for each day, or part thereof, during which such examination is conducted, plus any out-of-pocket costs and expenses incurred by us.

13.3. So long as terms of the Information Access and Confidentiality Agreement between you, us and Agent, dated even date herewith (the “Information Access Agreement”) is in full force and effect, upon your or Agent’s reasonable request, we agree to make our Books and Records relating to the Accounts available to you and the Agent for examination and to permit you and/or the Agent to make copies or extracts thereof.

14.    INTEREST

14.1. Interest is charged on any adjustments under this Agreement and on any advances that may be made under Section 6 above, as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the Chase Prime Rate (defined below). The Chase Prime Rate is the per annum rate of interest publicly announced by JPMorgan Chase Bank, N.A. (or its successor) in New York, New York from time to time as its prime rate, and is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. to its borrowers. Any change in the rate of interest hereunder due to a change in the Chase Prime Rate will take effect as of the first of the month following such change in the Chase Prime Rate. All interest is calculated on a 360 day year.

14.2. [Reserved].

14.3. In no event will interest charged hereunder exceed the highest lawful rate. In the event, however, that we do receive interest in excess of the highest lawful rate, you agree that your sole remedy would be to seek repayment of such excess, and you irrevocably waive any and all other rights and remedies which may be available to you under law or in equity.

15.    SERVICING FEES AND OTHER CHARGES

15.1.  For our services hereunder, you will pay us a servicing fee or charge of:

(i)         0.08% of the gross face amount of Accounts assigned to us from sales to Kohl’s Department Stores, Inc., Target Corp., Wal-Mart Stores, Inc., Costco Wholesale Corporation, TJX Companies Inc., Macy’s,  Amazon.com, Inc., Ross Stores, Inc. and Nordstrom, Inc., and any and all of their respective trade names, affiliates, divisions and subsidiaries;

(ii)        0.50% of the gross face amount of Accounts assigned to us from sales to JC Penney and Neiman Marcus, and any and all of their respective trade names, affiliates, divisions and subsidiaries; and

(iii)       0.12% of the gross face amount of all other Accounts assigned to us.

In addition, you will pay a fee of one‑quarter of one percent (¼ of 1%) of the gross face amount of each Account for each thirty (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed seventy  (70) days (whether as originally stated or as a result of a change of terms requested by you or the customer).  All servicing fees or charges are due and charged to your account (but in no event shall we setoff against collections on the Accounts prior to our purchase thereof) upon your assignment to us of the underlying Account pursuant to section 1 of this Agreement.

Commencing on the date occurring on the first day of the next month hereafter, the actual servicing fees or charges paid to us by you under this Agreement, together with the actual servicing fees, CARPA (defined below) fees, or charges paid to us by any of your affiliates (herein the “Affiliates”) who now or hereafter have a similar receivables management arrangement or credit approved receivables (“CARPA”) arrangement with us (herein the “Affiliates Agreement”) and whose direct or indirect parent company is Differential Brands Group Inc., on a combined basis during any year or part thereof (each, a “Period”) shall be no less than the following amounts for each Period;  (i) the first Period - $1,750,000; (ii) the second Period - $1,750,000; (iii) the third Period - $1,500,000; (iv) the fourth Period - $1,500,000; (v) the fifth Period  - $1,000,000.00; and (vi) subsequent to the fifth Period and for each subsequent Period thereafter we shall mutually agree to an amount which is satisfactory to each party (“Minimum Fees”). If the actual servicing fees or charges paid to us by you and your Affiliates on a combined basis during any Period are less than the applicable Minimum Fees, we shall charge you or any account you maintain with us or we shall charge the accounts of any your Affiliates, in such amounts as we determine in our discretion, as of the end of such Period with an amount equal to the difference between the actual servicing fees or charges paid by you and your Affiliates during such Period and said Minimum Fees.

15.2. You agree to pay all costs and expenses incurred by us in connection with or in any way related to: (i) this Agreement or (ii) the preparation, execution, administration and enforcement of this Agreement, or any modification, waiver, release or amendment relating hereto, including all reasonable fees and expenses attributable to the services of our attorneys (whether in‑house or outside and including attorneys’ fees and expenses incurred post-judgment), search fees and public record filing fees. The above reimbursement provision shall survive any termination of this Agreement. Furthermore, you agree to pay to us our fees herein, including fees for: (a) wire transfers (outgoing - $35.00 per transfer) and (b) handling change of terms requests relating to Accounts ($8.00 per invoice). You also agree to pay us our fees for (x) crediting your account with proceeds of non-assigned invoices received by us ($20.00 per payment) and (y) charge backs of invoices assigned to us that were paid directly to you or to any third party ($20.00 per customer charge back).  All such fees will be charged to your account when incurred  (but in no event shall we setoff against collections on the Accounts prior to our purchase thereof).  Our fees may be changed by us from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change.

15.3. Any tax or fee of any governmental authority imposed on or arising from any transactions between us, any sales made by you, or any inventory relating to such sales (including any withholding tax imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Code”), or any amended or successor version thereof, any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471 (b)(1) of the Code (collectively, “FATCA”)) is your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us). If we are required to withhold or pay any such tax or fee, or any interest or penalties thereon, you hereby indemnify and hold us harmless therefor and we shall charge your account (but in no event shall we setoff against collections on the Accounts prior to our purchase thereof) with the full amount thereof.

15.4. You hereby agree, at the time or times prescribed by law and at such time or times reasonably requested by us, to provide us with such forms, certifications and other documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as reasonably requested by us as may be necessary for us to comply with our obligations under FATCA or any other applicable tax law, or to determine the amount to deduct and withhold from any payments due under this Agreement.  You agree that if any form or certification you previously delivered expires or becomes obsolete or inaccurate in any respect, you shall promptly update such form or certification.

15.5  You agree that you shall send all sums to us for any and all fees, charges and other Obligations due and payable to us hereunder by check payable to the order of The CIT Group/Commercial Services, Inc. in the aggregate amount of the fees due and payable to us in the preceding month in accordance with Section 15 of this Agreement plus all of other sums, if any, due to us under this Agreement.

15.6.   In addition to the other fees and charges paid to us pursuant to this Agreement, (i) you agree to pay us (i) as of the date hereof a set-up fee in the amount of $20,000.00, which fee relates to the administration, analysis, review and handling to be performed by us in connection with this Agreement and shall be fully earned when paid and (ii) a monthly reconciliation fee of $1,500.00 per month for a six (6) month period following the effective date of this Agreement.

.

16.    TERMINATION

16.1. You may terminate this Agreement only as of an Anniversary Date and then only by giving us at least sixty (60) days’ prior written notice of termination.  "Anniversary Date" means the last day of the month occurring five years from the date hereof, and the same date in each year thereafter. Upon any termination of this Agreement (except following a CIT Event of Default (as defined in section 17.5 below)), we shall be entitled to the unpaid portion of the Minimum Fees, if any, for such Period or Periods for the remainder of the term of this Agreement, as applicable, and as provided in section 15.1 above, as of the effective date of termination.  Except as otherwise provided, we may terminate this Agreement at any time: (i) by giving you at least sixty (60) days prior written notice of termination, or (ii) in the event that we shall reasonably determine that: (a) any material portion of this Agreement is not enforceable under applicable law, (b) the performance of this Agreement would require any filing with, or consent or approval from, any governmental or regulatory authority, or (c) this Agreement and/or the performance thereof becomes the subject of any proceeding instituted by any governmental authority.  However, we may terminate this Agreement immediately upon ten (10) days prior notice to you upon the occurrence of an Event of Default under Section 17.1(c) -(h) and immediately, without prior notice to you, upon the occurrence of an Event of Default under Section 17.1(a) or (b), and you may terminate this Agreement immediately upon ten (10) days prior notice to us upon the occurrence of a CIT Event of Default.  Termination of this Agreement by written notice, shall only be applicable, however, with respect whichever of you gives or is given such notice, and any such notice shall not terminate this Agreement as to the other of you and any such notice shall also not be applicable to, or otherwise adversely affect the obligations hereunder of, the other of you that has not given or been given such notice, as the case may be.

Notwithstanding anything to the contrary contained herein, you may terminate this Agreement upon thirty (30) days’ notice at any time; provided (i) that you pay us the unpaid portion of the Minimum Fees, if any, for such Period or Periods for the remainder of the term of this Agreement, as applicable and as provided in Section 15.1 above and (ii) we have been supplied with an indemnity satisfactory to us to cover all Obligations.

16.2. This Agreement remains effective between us until terminated as herein provided. Unless sooner demanded, all Obligations will become immediately due and payable upon any termination of this Agreement.

16.3. All of our rights, Liens and security interests hereunder continue and remain in full force and effect after any termination of this Agreement and pending a final accounting. You agree (except following a CIT Event of Default), subject to the SPV’s and the Agent’s rights under the RPA to terminate the Servicer thereunder under the conditions set forth therein, to continue to assign Accounts to us and to remit all collections on Accounts in accordance herewith, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations. Upon any termination of this Agreement (except following a CIT Event of Default), in addition to, and without limitation of, our other rights hereunder, we in our sole discretion shall have the right to confirm and verify that all Accounts created on or before the effective date of termination have been assigned to us hereunder for the limited purposes of providing receivables management and related financial accommodations. In the event we determine that you have not assigned to us (except following a CIT Event of Default) all such Accounts, then you shall promptly pay to us the aggregate amount of the servicing fees or charges that we would have been paid if you had assigned to us all such Accounts as is required hereunder. Such amount shall be included in the Obligations. In order to conduct such confirmation and verification, you agree at all reasonable times to make your Books and Records relating to the Accounts available to us for examination and to permit us to make copies or extracts thereof. Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary to effectuate the foregoing confirmation and verification.

17.    EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

17.1. It is an “Event of Default” under this Agreement if: (a) any of your respective businesses cease or a meeting of your respective creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against any of you under any federal or state law; (c) any of you breach any representation, warranty or covenant contained in this Agreement; (d) any of you fail to pay any Obligation when due; (e) any default shall have occurred under any other agreement or arrangement now or hereafter between us and any of you; (f) the Purchase Agreement is terminated; (g) we are given notice that we are no longer providing the receivables management accommodations or (h) any default shall have occurred under the Affiliates Agreement.

17.2. After the occurrence of an Event of Default which is not waived by us, we may terminate this Agreement upon ten (10) days prior notice to you, unless such Event of Default occurs under Section 17.1(a) or (b) in which case without notice to you, provided that so long as an agreement (in form and substance acceptable to us) is in place between us and any entity that has entered into a receivables management or other type of factoring agreement with you or the SPV, our obligations to purchase Accounts previously assigned to us under Section 1 prior to such termination date shall continue until (i) such Accounts are paid in full, or (ii) we have purchased such Accounts pursuant to the provisions of the Purchase Provisions, or (iii) we have charged back such Accounts (but in no event shall we setoff against collections on the Accounts prior to our purchase thereof).

17.3. Upon any termination of this Agreement, we shall then have immediate access to any and all Books and Records as may pertain to the Collateral referred to herein. Furthermore, as may be necessary to administer and enforce our rights in the Collateral hereunder, or to facilitate the collection or realization thereof, we have your permission to use (at your expense) your personnel, supplies, equipment, computers and space, at your place of business or elsewhere.

17.4. Upon the Purchase Price of any CIT Risk Account being paid to the Blocked Account, as more fully set forth above, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code with respect to such purchased Accounts. If notice of intended disposition of any such Collateral is required by law, it is agreed that five (5) days notice constitutes reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys’ fees) will be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect. You shall remain liable to us for any deficiency with respect to your Obligations. With respect to any Accounts purchased from SPV in accordance with the Purchase Provisions, and any Returned Goods relating thereto, you hereby confirm that we shall be the owners thereof, and that our rights of ownership will permit us to deal with this property as the owner thereof and you confirm that you shall have no interest therein.

17.5. It is a “CIT Event of Default” under this Agreement if: (a) we breach any material covenant contained herein; or (b) any other agreement now or hereafter between us and you is terminated as a result of CIT’s material breach thereunder.

17.6.  Upon any termination of this Agreement, during the period beginning on the date of termination and ending on the earlier of (i) six (6) months from such date; and (ii) the date on which there are no longer any Accounts outstanding hereunder: (a) you shall use reasonable cooperation to provide us with continued access to Books and Records relating to the Accounts and as may pertain to the Collateral and, as may be necessary to administer and enforce our rights in the Collateral, or to facilitate the collection or realization thereof, use your personnel, supplies, equipment, computers and office space, provided that all such activities do not disrupt the conduct of your day to day business operations, and (b) we shall use reasonable cooperation to provide you with continued access to such financial information, account information and other information pertaining to you which is generated or made available on our Client Information System or such other computer system as we may from time to time choose to use.

18.    MISCELLANEOUS PROVISIONS

18.1. This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings. This Agreement can be changed only by a writing signed by both of us. Our failure or delay in exercising any right hereunder will not constitute a waiver thereof or bar us from exercising any of our rights at any time. This Agreement and any claims, controversies, disputes or causes of action (whether in contract, tort or otherwise) shall be governed, construed and enforced in accordance with Federal law and the laws of the State of New York (without regard to the conflicts of law principles of such State).  Each of the parties hereto consents and submits to jurisdiction and venue of any State or Federal court located in New York County, New York and waives, to the fullest extent permitted by applicable law, any objection related to venue or forum non conveniens.

18.2. The Client Service Guide, as supplemented and amended from time to time (the “Guide”) has been furnished to you or is being furnished to you concurrently with the signing of this Agreement, and by your signature below you acknowledge receipt thereof. The Guide provides information on credit approval processes and accounting procedures. The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide. You further acknowledge, understand and agree that the Guide supplements the requirements of this Agreement and that you shall comply with, and be bound by, the Guide.  All information and exhibits contained in the Guide, on any screen accessed by you, and on any print‑outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

18.3. This Agreement binds and benefits each of us and our respective successors and assigns; provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent. You agree that we may, without notifying you, sell, assign or transfer our rights and obligations under this Agreement to any present or future affiliate of ours, to any entity with which we may be consolidated or merged (a “Merger”) and/or to any entity which otherwise may acquire all or substantially all of the stock, properties and/or assets of ours and/or of CIT Group, Inc. (collectively, “Successor Entity”), so long as in connection with any of the above mentioned transactions, such Successor Entity shall thereafter expressly assume our obligations hereunder (“Express Assumption”) and agree to be bound by all other provisions applicable to us hereunder, which sale, assignment and transfer shall include, without limitation, our rights and obligations with respect to the Collateral; provided, however, such Express Assumption shall not be required in the case of a Merger or in the case of a sale of all or substantially all of our stock or the stock of CIT Group Inc. We hereby acknowledge (and consent to) your assignment of your rights and privileges under this Agreement to the SPV and of the SPV’s assignment thereof to the Agent, including your rights to payments by us of the Purchase Price for Client Risk Accounts hereunder.

18.4. Section headings are for convenience only and are not controlling. The use of “including” means “including without limitation”.

18.5. If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.

18.6. You further represent or covenant, as the case may be, that you: (i) are familiar with all applicable laws, regulations, orders, etc. in effect from time to time relating to anti- money laundering and terrorism (“Anti-Terrorism Laws”) of the United States of America, including the USA Patriot Act; (ii) acknowledge that your transactions are subject to applicable Anti-Terrorism Laws; (iii) will comply in all material respects with all applicable Anti-Terrorism Laws, including, if appropriate, the USA Patriot Act; (iv) acknowledge that our performance hereunder is also subject to our compliance with all applicable Anti-Terrorism Laws, including the USA Patriot Act; (v) acknowledge that we will not conduct business with any Blocked Person and we will not knowingly accept assignment of and/or purchase any Account due from a Blocked Person; (vi) will provide to us all such information about your ownership, officers, directors, business structure and, to the extent not prohibited by applicable law or agreement, customers, as we may reasonably require; and (vii) will take such other action as we may reasonably request in connection with our obligations described in clause (iv) above. “Blocked Person” shall mean any person: (i) listed in the annex to Executive Order 13224, (ii) owned or controlled by, or acting for or on behalf of, any person listed in the annex to Executive Order 13224, (iii) with which we are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224, (v) a person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list, (vi) a person that is named a “denied person” on the most current list published by the U.S. Commerce Department, or (vii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC. “Sanctioned Country” shall mean any country subject to the sanctions program identified on the most current list maintained by OFAC.

18.7. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity opening an account or establishing a credit relationship with the financial institution.  This requirement applies to us.  What this means for you is that we will ask for information about you, including your name, tax identification number, address and documents evidencing legal incorporation, formation or existence.  We may also request information about your owners, directors and executive officers.  If guarantors are involved, we will ask for the name, address, date of birth, and other information that will allow us to identify personal guarantors and the name, taxpayer identification number and address for corporate guarantors.  We may also ask to see a driver’s license or other identifying documents for personal guarantors and documents evidencing legal incorporation, formation or existence for corporate guarantors.

18.8. Notwithstanding anything herein to the contrary, however, we shall have not additional, special or fiduciary obligations or responsibilities of any nature whatsoever, to you, or to any third parties, arising out of or in connection with this Agreement or applicable law, including without limitation by reason of any provisions herein set forth referring or relating to our acting as collection “agent” in accordance with the terms hereof and our obligations and responsibilities shall only exist to the extent herein specifically set forth herein.

18.9  You acknowledge that all information from time to time provided by either one of us to the other under or in connection with this Agreement through any means is the property of the party disclosing such information and is considered to be proprietary and confidential to such party.  We each therefore hereby covenant and agree with the other party that the recipient of such information shall not at any time disclose or reveal to any person in any manner or form, directly or indirectly, any information pertaining to this facility and/or any communications with the other party in respect thereof, as more fully described below, all of which shall be kept strictly confidential by the recipient of such information, unless and to the extent any disclosure: (i) is required by applicable law, any governmental authority having jurisdiction over the receiving party or legal process, (ii) is made with the prior written consent of the disclosing party, (iii) is made to affiliates of the receiving party and/or financing sources of the receiving party, together with the officers, directors, employees, agents, consultants, representatives or advisors of the receiving party, its affiliates and/or its financing sources, in each case who are subject to a duty or agreement of confidentiality to the receiving party or who agree to maintain confidentiality in accordance with this section, or (iv) is made to any regulatory authority having jurisdiction over the receiving party or in response to any request by such regulatory authority.

The obligation of confidentiality shall include, without limitation, all information and communications in connection with this facility, whether pertaining to our credit decisions including our acceptance, declining, modifying, withdrawing and/or restricting of Credit Risk, our fees, charges or surcharges, the specific business arrangements between us or otherwise. The receiving party shall indemnify the disclosing party for, and hold it harmless against, any loss, liability, claim or expense of any kind (including attorneys’ fees and disbursements) arising from receiving party’s failure to comply with the foregoing provisions.  The foregoing indemnity shall survive any termination of this Agreement. In no event, however, shall either of us be held liable to the other for any punitive, consequential, special or indirect damages.

18.10  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Agreement.

18.11  You agree that by providing us with a telephone number for a cellular phone or other wireless device, you are expressly consenting to receive communications from us and our assigns, affiliates, and/or agents to you at that number, including, but not limited to, prerecorded or artificial voice messages, text messages, and calls made by automatic telephone dialing systems.  This express consent applies to each such telephone number that you provide us now or in the future and permits such calls regardless of their purpose.  These calls and messages may incur access fees from your cellular provider.

19.    JOINT ADMINISTRATION/SPECIAL PROVISIONS REGARDING MULTIPLE CLIENTS

19.1. The Client Representative shall act under this Agreement as the representative of each of you, and you hereby appoint and authorize the Client Representative to serve as your representative hereunder, for all purposes, including, without being limited to, receiving account statements and other notices and communications to any of you from us. In connection with the joint administration of this Agreement, each of you expects to derive benefit, directly or indirectly, from this Agreement, since the successful operation of each of your operations is dependent on the continued successful performance of the functions of the integrated group. Without limiting the foregoing, however, in addition to actions taken by the Client Representative hereunder, any action taken by any of you under this Agreement or under any other agreement between us and any of you, including without limitation any action of your respective officers, employees or agents, shall also be deemed to be properly authorized by each of you and shall additionally constitute an action that is valid, binding and enforceable for all purposes of this Agreement against each of you. We shall keep separate accounts in each of your names and we shall be entitled to rely upon your respective instructions and/or the instructions of the Client Representative with respect to these accounts. It is, however, expressly understood and agreed that the separate accounts are merely for your respective bookkeeping convenience and that for all purposes this Agreement, we may treat all accounts carried on our books for each of you subject to Section 19.2 below. You hereby additionally confirm that the foregoing arrangement shall have no effect on the joint and several character of your liability for the Obligations.

19.2. The Obligations shall constitute the joint and several, direct and general obligation of each of you, including without limitation, for any chargebacks, commissions, interest, fees, costs, expenses, and any advances made and to be made by us to any of you under this

Agreement. Furthermore, any collateral security now or hereafter given to us by each of you shall secure all Obligations, on a collective basis, and shall be deemed to be pledged as security for any and all Obligations of each and all of you to us. Notwithstanding anything to the contrary contained herein, you shall be jointly and severally liable to us for all Obligations and shall have the obligations of a co-maker with respect to the Obligations, it being agreed that all of our dealings with the Client Representative as herein set forth inure hereunder to the benefit of each of you, and that we are relying on the joint and several liability of each of you as co-makers in respect of the Obligations.

19.3. Your joint and several liability shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which any of you may hereafter agree (other than an agreement signed by us specifically releasing such liability), nor by any delay, extension if time, renewal, compromise or other indulgence granted by us with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any of you or with anyone else, each of you hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. Your liability is direct and unconditional as to all of the Obligations, and may be enforced without requiring us first to resort to any other right, remedy or security. Each of you hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and/or this Agreement (other than notices expressly required in this Agreement) and any requirement that we protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any of you or any Collateral.

19.4. In the event that any entity that is currently a party to a factoring agreement, a receivables management agreement or other similar agreement with us (a “CIT Client”) becomes an additional Seller under the Purchase Agreement as a result of your acquisition of such CIT Client (whether through a sale of equity or assets), we shall have the option, but not the obligation to add such CIT Client as a party hereunder (an “Addition”). Upon the effectiveness of such Addition, such CIT Client shall be entitled to all of the rights and be subject to all of the obligations hereunder as if such CIT Client were an original party hereto.

19.5. Each party hereto acknowledges that each of the SPV and the Agent is an intended third-party beneficiary to this Agreement.

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20.    JURY TRIAL WAIVER

To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are parties.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement will take effect as of the date set forth above but only after being accepted below by one of our officers in New York, New York, after which we shall forward a fully executed copy to you for your files.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By	/s/ Daniel Goldberg
Name:	Daniel Goldberg
Title:	VP

Read and Agreed to:

DIFFERENTIAL BRANDS GROUP INC. (Client Representative),

for itself and the entities listed below

AMERICAN MARKETING ENTERPRISES INC.

BRIEFLY STATED INC.

F&T APPAREL LLC

GBG ACCESSORIES GROUP LLC

GBG BEAUTY LLC

GBG-BCBG LLC

GBG DENIM USA, LLC

GBG JEWELRY INC.

GBG SOCKS LLC

GBG WEST LLC

KHQ INVESTMENT LLC

ROSETTI HANDBAGS AND ACCESSORIES, LTD.

VZI INVESTMENT CORP.

By	/s/ Lori Nembirkow
Name:	Lori Nembirkow
Title:	Secretary

Accepted at: New York, New York

THE CIT GROUP/COMMERCIAL SERVICES, INC.

		By	/s/ Marc Heller
		Name:	Marc Heller
		Title:	President

[Signature page to Deferred Purchase Factoring Agreement (Multi-client)]